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                                                               EXECUTION VERSION

                             CITIGROUP FUNDING INC.

                       Retail Medium-Term Notes, Series F

                         GLOBAL SELLING AGENCY AGREEMENT

                                 April 13, 2006
                               New York, New York

To the Agents listed on Schedule I hereto

Ladies and Gentlemen:

      Citigroup Funding Inc., a Delaware corporation (the "Company") and Citigroup Inc., a Delaware corporation (the "Guarantor"), confirm their agreement with each of you with respect to the issue and sale by the Company of its Retail Medium-Term Notes, Series F in registered form (the "Notes"), which Notes are fully and unconditionally guaranteed (the "Guarantee") by the Guarantor.

      The Notes will be issued under an indenture (the "Senior Debt Indenture") dated as of June 1, 2005, among the Company, the Guarantor, and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). Unless otherwise specifically provided for and set forth in the applicable Pricing Supplement (as defined below), the Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000 and will be issued only in fully registered form, and the Notes will have the interest rates, maturities, redemption provisions and other terms set forth in the applicable Pricing Supplement.

      The Notes will be issued, and the terms thereof established, in accordance with the Senior Debt Indenture and the Retail Medium-Term Notes, Series F Administrative Procedures attached hereto as Exhibit A (the "Administrative Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Administrative Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Administrative Procedures may only be amended by written agreement of the Company, the Guarantor and Citigroup Global Markets Inc., as purchasing agent (the "Purchasing Agent"), on behalf of the Agents, after notice to, and with the approval of, the Trustee.

      For purposes of this Agreement, the term "Agent" shall refer to any one of you and to any additional agents appointed as a party to this Agreement pursuant to Section 2(d) hereof; and the term "you" shall refer to you and any other Agent collectively. In acting under this Agreement, each of you is acting individually and not jointly.

      Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or any Pricing Supplement (each, as defined below) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act of 1934 (the "Exchange Act") on or before the most recent date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective (the "Effective Date") or the issue date of the Base Prospectus, the Prospectus Supplement or any Pricing Supplement, as the case may be; and

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any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or any Pricing Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or any Pricing Supplement, as the case may be, deemed to be incorporated therein by reference.

      1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of you as set forth below in this Section 1.

      (a) The Company and the Guarantor meet the requirements for use of Form S-3 under the Securities Act of 1933 (the "Securities Act") and have prepared and filed with the Securities and Exchange Commission (the "Commission") an automatic shelf registration statement, as defined in Rule 405, (File No. 333-132370), including a related base prospectus dated March 10, 2006 (the "Base Prospectus") and a form of prospectus supplement relating to the Notes, for registration under the Securities Act of the offering and sale of the Notes. Such automatic shelf registration statement, including exhibits and financial statements but excluding all Forms T-1, and any prospectus supplement or pricing supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such automatic shelf registration statement pursuant to Rule 430B, as amended on each Effective Date is referred to herein as the "Registration Statement". Such Registration Statement, including any amendments thereto filed prior to the date of this Agreement, became effective upon filing. The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Notes in accordance with Rule 424(b) (the "Prospectus Supplement", which together with the Base Prospectus is referred to herein as the "Prospectus"). As filed, such Prospectus Supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date of this Agreement, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company and has advised you, prior to the date of this Agreement, will be included therein; provided that the terms of a particular offering of the Notes will be set forth in a supplement to the Prospectus Supplement (a "Pricing Supplement") which the Company and the Guarantor will file with the Commission in accordance with Rule 424(b). The Registration Statement, as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the date of this Agreement;

      (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;


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      (c) On each Effective Date, the Registration Statement did, and when the
Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Commencement Date (as defined in Section 2(b) below) and on the date of delivery of and payment for a particular issue of Notes as specified in the related Terms Agreement (as defined in Section 2(b) below) (the "Settlement Date"), the Prospectus Supplement (and any supplement thereto) will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on each Effective Date and at the time sales of a particular offering of the Notes are confirmed (the "Time of Sale"), the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, on the Commencement Date and on the Settlement Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b), on the Commencement Date and on the Settlement Date, the Prospectus (and any supplement thereto)will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus Supplement or applicable Pricing Supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Purchasing Agent specifically for inclusion in the Registration Statement or Prospectus (and any supplement thereto):

      (d) As of the Time of Sale, the Disclosure Package (as defined below), when taken together with the specific pricing terms of the Notes set forth in the applicable Pricing Supplement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Agent through the Purchasing Agent specifically for use therein. The "Disclosure Package" means (i) the Base Prospectus, as amended and supplemented most recently prior to the Time of Sale,
(ii) the Prospectus Supplement, (iii) the related preliminary Pricing Supplement, if any, used most recently prior to the Time of Sale and (iv) any applicable issuer free writing prospectus, as defined in Rule 433 under the Act (each an "Issuer Free Writing Prospectus"), filed with the Commission under Rule 433 prior to the Time of Sale;

      (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163 and (iv) at the Time of Sale (with such time being used as the determination date for


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purposes of this clause (iv)), each of the Company and the Guarantor was or is
(as the case may be) a "well-known seasoned issuer" as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

      (f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Time of Sale (with such time being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was and is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Guarantor be considered an Ineligible Issuer;

      (g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement or pricing supplement deemed to be a part thereof that has not been superseded or modified. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Agent through the Purchasing Agent specifically for use therein;

      (h) The Notes have been duly authorized and, when executed and authenticated in accordance with the Senior Debt Indenture and delivered to and duly paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefits of the Senior Debt Indenture (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law); the Senior Debt Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act; and the Senior Debt Indenture conforms to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Notes;

      (i) The Guarantees have been duly authorized and, when the Notes have been executed, authenticated and delivered in accordance with the Senior Debt Indenture, will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms and entitled to the benefits of the Senior Debt Indenture; and

      (j) Since the date of the most recent financial statements included in the Prospectus or the Disclosure Package, each as amended or supplemented, there has not been any material adverse change in the consolidated financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, which is not disclosed in the Prospectus or the Disclosure Package, each as amended or supplemented.

      2. Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby (i) appoints and authorizes the Agents to act as its agents to solicit offers for the purchase of all or part of the Notes from the Company in accordance with the terms hereof


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and (ii) agrees that whenever the Company determines from time to time to sell
Notes pursuant to this Agreement, it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of
Section 2(b) hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or other dealers (the "Selected Dealers"), each of whom will purchase as principal.

      (a) Solicitations of Offers to Purchase Notes. Following the Commencement Date (defined below), the Company shall notify the Purchasing Agent from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through the Agents shall have been suspended by the Company or the Agents as provided hereunder, being herein referred to as an "Offering Period"). The initial Offering Period shall begin on April 13, 2006 (the "Commencement Date"). On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees to use its reasonable best efforts to solicit offers to purchase Notes from the Company upon the terms and conditions set forth in the applicable Prospectus (and any supplement thereto) and in the Administrative Procedures. The Purchasing Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest to purchase Notes received by each Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes, no Agent assumes any obligation toward or relationship of agency or trust with any purchaser of the Notes (other than any such obligation or relationship which the Agent assumes independently of this Agreement). Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Except as provided in Section 2(b) and Section 2(c) below, under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any of you may purchase Notes as principal pursuant to Section 2(b) and Section 2(c) below, as applicable.

      The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

      Subject to the provisions of this Section 2 and to the Administrative Procedures, as applicable, offers for the purchase of Notes may be solicited by an Agent at such time and in such amounts as such Agent shall deem advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement is in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

      If the Company defaults in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company and the Guarantor, shall indemnify and hold each of you


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harmless against any loss, claim or damage arising from or as a result of such default by the Company.

      (b) Purchases of Notes. Subject to the terms and conditions stated herein, each sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement between the Company and the Purchasing Agent which will provide for the sale of such Notes to, and the purchase of and reoffering thereof by, the Purchasing Agent, as principal. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchasing Agent pursuant thereto and shall specify the terms of the offered Notes. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchasing Agent's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth.

      Delivery of the Notes sold to the Purchasing Agent pursuant to a Terms Agreement shall be made not later than the Settlement Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Administrative Procedures, as applicable, unless otherwise agreed to between the Company and the Purchasing Agent in such Terms Agreement.

      The Company agrees to pay the Purchasing Agent a commission on the Settlement Date with respect to each sale of Notes by the Company as a result of solicitations made by the Agents, in an amount equal to that percentage specified in Schedule II hereto of the aggregate principal amount of the Notes sold by the Company; provided, however, that the Company and the Purchasing Agent may agree to a commission greater than or less than the percentages specified in Schedule II hereto; and provided, further, that in no case shall the commission exceed 8% of the initial offering proceeds. Such commission shall be payable as specified in the Administrative Procedures, and the actual aggregate commission with respect to each sale of Notes will be set forth in the relevant Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned commission in such proportions as they may agree.

      Unless otherwise agreed to between the Company and the Purchasing Agent in a Terms Agreement, any Note sold to the Purchasing Agent (i) shall be purchased by the Purchasing Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the applicable commission and (ii) may be resold by the Purchasing Agent to other Agents or Selected Dealers, each of whom will purchase as principal for resale to the public at a fixed public offering price which shall be set forth in the applicable Terms Agreement and Pricing Supplement. In connection with any resale of Notes purchased, without the consent of the Company or unless otherwise set forth in the applicable Terms Agreement, the Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer or to reallow any portion of the commission paid to such Agent.


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      (c) Unless otherwise agreed to by the Purchasing Agent, each Agent shall purchase from the Purchasing Agent as principal for resale to the public such aggregate principal amount of Notes with respect to which it has communicated offers to purchase to the Purchasing Agent (the "Commitment Amount"). The agreement of each Agent to purchase Notes from the Purchasing Agent shall be deemed to be made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Agent agrees to pay to the Purchasing Agent on the Settlement Date (or on such later date as may be specified by the Purchasing Agent) (i) an amount equal to the Offering Price, less the applicable commission in respect of such Agent's Commitment Amount or (ii) such other amount as the Purchasing Agent shall advise such Agent to or upon the order of the Purchasing Agent by wire transfer payable in same-day funds to an account specified by the Purchasing Agent. The Purchasing Agent will make payment to the Company against delivery to the Purchasing Agent for each Agent's account of the Notes to be purchased by each Agent, and the Purchasing Agent will deliver to each Agent the Notes paid for by such Agent. If the Purchasing Agent has determined that transactions in the Notes are to be settled through the facilities of The Depository Trust Company or another clearinghouse facility, payment for and delivery of Notes purchased by each Agent shall be made through such facilities, if such Agent is a member, or, if such Agent is not a member, settlement shall be made through such Agent's ordinary correspondent who is a member.

      (d) Additional Agents. Notwithstanding paragraphs 2(a), 2(b) or 2(c) above, the Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities as an Agent under this Agreement, for the duration of this Agreement (subject to Section 7 hereof) or on an issue by issue basis, pursuant to a letter (an "Agent Accession Confirmation") substantially in the form of Exhibit C to this Agreement; provided that any such additional party shall have first requested appointment as such upon the terms and conditions of this Agreement in writing to the Company pursuant to a letter (an "Agent Accession Letter") substantially in the form of Exhibit D to this Agreement whereupon it shall, subject to the terms and conditions of this Agreement, the Agent Accession Letter and the Agent Accession Confirmation, become a party to this Agreement as an Agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. The Company shall promptly notify the Guarantor, the Trustee and the other Agents of any such appointment, but only in the event that any such additional Agent is appointed for the duration of this Agreement.

      (e) Each Agent acknowledges and agrees, with respect to communications in accordance with the Administrative Procedures via https://newissue.i-deal.com, or such other website as may be from time to time maintained for use in connection with the Notes (the "Notes Website"), (i) that it is responsible for maintaining the confidentiality of the log-on and password it uses to access the Notes Website, (ii) that it is fully responsible for all activities that occur using its log-on and password, (iii) to notify the Company, the Guarantor and the Purchasing Agent immediately of any unauthorized use of its log-on or password or any other breach of security and (iv) that it will not use the log-on or password of any other person at any time.

      (f) Each Agent represents that it is a broker-dealer registered under the Exchange Act.


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      3. Offering and Sale of Notes. The Purchasing Agent, the other Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Administrative Procedures, as the case may be.

      4. Agreements. (A) The Company and the Guarantor agree with each of you that:

      (a) At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Act, prior to amending or supplementing either Registration Statement or the Prospectus, the Company and the Guarantor will furnish the Purchasing Agent and Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, with a copy of each proposed amendment or supplement (other than an amendment or supplement to be made pursuant to incorporation by reference of a document filed under the Exchange Act, or a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes) and will not file any such proposed amendment or supplement to which they reasonably object. The Company and the Guarantor will promptly cause the Prospectus together with each amendment thereof or supplement thereto to be filed with the Commission pursuant to Rule 424(b). If the Prospectus is amended or supplemented (other than by a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), each Agent shall be furnished with such information relating to such filing as it may reasonably request, and no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied that such amendment or supplement complies in all material respects with the provisions of the Securities Act and the Exchange Act. At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Act, the Company and the Guarantor will promptly advise each Agent of (i) the filing of any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), (ii) the filing of any amendment to the Registration Statement, (iii) the receipt by the Company or the Guarantor of comments from the Commission relating to or requests by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Prospectus or for any additional information,
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement declared effective as soon as practicable.

      (b) If, at any time prior to the filing of the related Pricing Supplement pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to


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make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company and the Guarantor will (1) notify promptly each Agent so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to each Agent in such quantities as such Agent may reasonably request.

      (c) Within the time during which a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company and the Guarantor will comply with all requirements imposed upon them by the Securities Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the opinion of the Company and the Guarantor, during such period it is necessary to amend or supplement the Registration Statement or the Prospectus or file a new registration statement to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantor promptly will notify each Agent to suspend the solicitation of offers to purchase the Notes and to cease sales of any Notes and, to the extent required under the provision in the last sentence of this subsection (b), the Company and the Guarantor promptly will amend or supplement the Registration Statement or the Prospectus or file a new registration statement (at the expense of the Company and the Guarantor ) so as to correct such statement or omission or effect such compliance and will use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus (and any supplements thereto). If such amendment or supplement, and any documents, certificates, opinions and letters furnished to the Agents pursuant to subsections (k), (l) and (m) of this
Section 4(A) in connection with the preparation and filing of such amendment or supplement, are reasonably satisfactory in all respects to the Purchasing Agent, in its sole discretion, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, the Agents will resume solicitation of offers to purchase Notes hereunder. Notwithstanding the foregoing, neither the Company nor the Guarantor shall be required to comply with the provisions of subsection (b) of this Section 4(A) during any period from the time any Agent shall have been notified to suspend the solicitation of offers to purchase the Notes in its capacity as Agent (whether under this subparagraph (b) or otherwise under this Agreement) to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed; provided that if any Agent holds any Notes purchased as principal pursuant to a Terms Agreement or from the Purchasing Agent, the Company and the Guarantor shall comply with the provisions of subsection (b) of this Section 4(A) during the period when a Prospectus is required to be delivered pursuant to the Act.

      (d) The Guarantor will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Guarantor's reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, of the Guarantor's proxy statements pursuant to Section 14 of the Exchange Act.

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      (e) The Company and the Guarantor will use their best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as any Agent reasonably designates, to maintain such qualifications in effect so long as required for the distribution of the Notes, except that neither the Company nor the Guarantor shall be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      (f) Upon request, the Company and the Guarantor will furnish to the Purchasing Agent and counsel for the Agents, without charge, signed copies of the Registration Statement (including exhibits thereto) and the Prospectus and to each other Agent a copy of the Registration Statement (without exhibits thereto) and the Prospectus and, so long as delivery of a prospectus by an Agent may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each preliminary and final Pricing Supplement and each Issuer Free Writing Prospectus and any supplement thereto as each Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to each offering that are required to be prepared, furnished or delivered by it.

      (g) (i) Each of the Company and the Guarantor agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Purchasing Agent, and (ii) each Agent, severally and not jointly, agrees with the Company and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included as a schedule to the applicable Terms Agreement. Any such free writing prospectus consented to by the Purchasing Agent or the Company and the Guarantor is hereinafter referred to as a "Permitted Free Writing Prospectus." Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

      (h) So long as any of the Notes are outstanding, the Guarantor agrees to furnish to each Agent, upon its reasonable request, as soon as available, all reports and financial statements filed by or on behalf of the Guarantor with the Commission or any national securities exchange. The Guarantor shall be deemed to have furnished such information to such Agent if (i) such reports and financial statements are generally available on, and can be printed and/or downloaded from, the Securities and Exchange Commission's internet website, www.sec.gov (or any other website of which the Guarantor notifies such Agent), and (ii) such Agent has been notified by the Guarantor that such reports and financial statements have been filed with the Securities and Exchange Commission.

      (i) The Company and the Guarantor shall, whether or not any sale of Notes is consummated or this Agreement is terminated, pay all expenses incident to the performance of their obligations under this Agreement and under any Terms Agreement, including, without limitation, the fees and disbursements of its accountants and counsel; the cost of printing (or other production) and delivery of the Registration Statement, the Prospectus, any Pricing Supplement or Issuer Free Writing Prospectus, all amendments thereof and supplements thereto, the Senior Debt Indenture, and all other documents relating to the offering; the cost of preparing, printing, packaging and delivering the Notes; the fees and disbursements (including reasonable fees of counsel) incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or blue sky laws of such jurisdictions as any Agent may reasonably designate; the fees and disbursements of the Trustee; the fees of any agency that rates the Notes, the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.; the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, as counsel for the Agents, or other counsel for the Company and/or the Guarantor reasonably satisfactory to the Purchasing Agent, the Company and the Guarantor; and such other expenses, including, without limitation, advertising expenses as may be agreed upon by the Purchasing Agent, the Company and the Guarantor; provided, however, that with respect to any purchase of Notes by the Purchasing Agent pursuant to a Terms Agreement, the fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP or other counsel to the Agents shall not be paid by either the Company or the Guarantor.

      (j) During the term of this Agreement, the Company and the Guarantor shall furnish to each Agent such relevant documents and certificates of officers of the Company and the Guarantor relating to the business, operations and affairs of the Company and the Guarantor, the Registration Statement, the Prospectus, any Pricing Supplement, any Issuer Free Writing Prospectus, any amendments thereof or supplements thereto, the Senior Debt Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company and the Guarantor of their obligations hereunder or thereunder as any Agent may from time to time reasonably request. The Company and the Guarantor shall promptly notify each Agent orally, followed by written notice, of any downgrading or of the receipt by either of them of any notice of any intended downgrading in the rating accorded any securities of either the Company or the Guarantor by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services or, if one of them no longer rates the securities of either the Company or the Guarantor, another "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g) (2).

      (k) Each time the Registration Statement or the Prospectus is amended or supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Purchasing Agent reasonably deems immaterial), the Company and the Guarantor will deliver or cause to be delivered forthwith to the Agents a certificate of the Company and the Guarantor, signed by (A) on behalf of the Company, the Chairman, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary and, (B) on behalf of the Guarantor, the Chairman, any Vice Chairman, any Vice President, the principal financial officer, the General Counsel, the

Controller, any Deputy Controller or the principal accounting officer and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or another officer or officers acceptable to the Purchasing Agent), dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Purchasing Agent, to the effect that the statements contained in the certificate referred to in Section 5(b) (iii) that was last furnished to the Agents (either pursuant to Section 5(b) (iii) or pursuant to this Section 4(A)(l)) are true and correct at the time of the effectiveness of such amendment or the time of filing of such supplement or document, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, as amended at the time of effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section
5(b) (iii) but modified, if necessary, to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such certificate.

      (l) Each time the Registration Statement or the Prospectus is amended or supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Purchasing Agent reasonably deems immaterial), the Company and the Guarantor shall furnish to or cause to be furnished forthwith to the Agents the written opinion of the General Counsel, Finance and Capital Markets of the Guarantor, or other counsel for the Company and/or the Guarantor reasonably satisfactory to the Purchasing Agent, dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Purchasing Agent, to the effect set forth in Exhibit F hereto. In lieu of such opinion, counsel last furnishing such an opinion to the Agents may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter and authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such letter).

      (m) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Purchasing Agent reasonably deems immaterial), the Guarantor shall cause KPMG LLP, Independent Registered Public Accounting Firm, forthwith to furnish the Agents a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement or document, as the case may be, in form satisfactory to the Purchasing Agent, of the same tenor as the letter of such independent public accountants referred to in Section 5(b)(iv) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information with respect to a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

      (n) Each acceptance by the Company of an offer for the purchase of Notes and each sale of Notes to the Purchasing Agent shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in or made pursuant to this Agreement are true and correct in all material respects at the time of such acceptance or sale, as the case may be, as though made at and as of such time, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the Purchasing Agent of the Notes relating to such acceptance, as the case may be, as though made at and as of such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

      (o) Anything to the contrary in this Section 4 notwithstanding, if, at the time of any required notice, amendment or supplement to the Registration Statement or the Prospectus, the Company shall have instructed the Agents to suspend solicitation of offers to purchase the Notes and no Agent then holds any Notes acquired by it as principal pursuant to a Terms Agreement or from the Purchasing Agent, neither the Company nor the Guarantor shall be obligated to furnish or cause to be furnished any notice, certificate, opinion or letter otherwise required until such time as it shall determine that solicitation of offers to purchase the Notes should be resumed; and provided, further, that, prior to resuming such solicitation the Agents shall be entitled to receive any such notices, certificates, opinions or letters not previously furnished, accurate as of the date of such notice, certificate, opinion or letter.

      5. Conditions to the Obligations of the Agents. The obligations of each Agent under the terms of this Agreement will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantor herein contained, to the accuracy of the statements of the officers of the Company and the Guarantor made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed (in the case of any Agent's obligations to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of any Agent's obligation to purchase Notes, at the time the Company accepts the offer from the Purchasing Agent to purchase such Notes and at the time of purchase by the Purchasing Agent) and (in each case) to the following additional conditions precedent when and as specified:

      (a) On the corresponding Settlement Date:

            (i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (ii) There shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, the Guarantor and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus and any final Pricing Supplement (exclusive of any supplement thereto) the effect of which, in any case referred to above, is, in the sole judgment of an Agent after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus, as amended or supplemented, except as disclosed to the Agents in writing by the Company and the Guarantor before the Company accepted the offer of the Purchasing Agent to purchase such Notes.

            (iii) There shall not have occurred any (x) suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of the Guarantor's common stock by the Commission or the New York Stock Exchange, (y) declaration of a general moratorium on commercial banking activities by either federal or New York state authorities or exchange controls shall have been imposed by the United States or (z) any outbreak or escalation of hostilities, any declaration by the United States of war or national emergency or other calamity or crisis the effect of which on financial markets is such to as to make it, in the Purchasing Agent's sole judgment, after consultation with the Company, impracticable or inadvisable to proceed with the offering of the Notes as contemplated by the Prospectus, as amended or supplemented, except for any such event occurring before the Company accepted the offer of the Purchasing Agent to purchase such Notes.

            (iv) There shall not have been any decrease in the rating of any of the Company's or the Guarantor's senior debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, except as disclosed to the Agents in writing by the Company and the Guarantor before the Company accepted the offer of the Purchasing Agent to purchase such Notes.

      (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date:

            (i) The Company and the Guarantor shall have furnished to the Agents the opinion of the General Counsel, Finance and Capital Markets of the Guarantor (or other counsel for the Company and/or the Guarantor reasonably acceptable to the Agents) on the Commencement Date, and, on the Settlement Date will furnish the opinion of the General Counsel, Finance and Capital Markets of the Guarantor (or other counsel for the Company and/or the Guarantor reasonably acceptable to the Agents) and, if called for by a Terms Agreement, the opinion of other counsel, dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit F hereto.

            (ii) The Agents shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents (or other counsel reasonably acceptable to the Purchasing Agent, the Company and the Guarantor), an opinion dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit G hereto.

            (iii) The Company and the Guarantor shall have furnished to the Agents a certificate of the Company and the Guarantor, signed by (A) on behalf of the Company -- the Chairman, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary and (B) on behalf of the Guarantor -- the Chairman, any Vice Chairman, the President, any Vice President, Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or another officer or officers acceptable to the Agents), dated the Commencement Date or the Settlement Date, as the case may be, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, the Disclosure Package and this Agreement and that:

                  (A) the respective representations and warranties of the
            Company and the Guarantor in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company and the Guarantor have complied in all material respects with all the respective agreements and satisfied all the conditions on their part to be performed or satisfied as a condition to the obligations of the Agents under this Agreement;

                  (B) no stop order suspending the effectiveness of the
            Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, have been threatened or communicated by the Commission to the Company or the Guarantor as being contemplated by it under the Securities Act; and

                  (C) since the date of the most recent financial statements included in the Prospectus or the Disclosure Package, each as amended and supplemented, there has been no material adverse change in the consolidated financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, which is not disclosed in the Prospectus or the Disclosure Package, as amended or supplemented.

            (iv) KPMG LLP or another nationally recognized independent registered public accounting firm shall have furnished to the Agents a letter or letters, dated the Commencement Date or the Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Exhibit H and Exhibit I hereto.

            (v) The Company and the Guarantor shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request.

      The documents required to be delivered by this Section 5 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents, at One Liberty Plaza, New York, New York 10006, on the Commencement Date or the Settlement Date, as the case may be.

      6. Indemnification and Contribution. (a) The Company and the Guarantor agree to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person who controls any Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus, any preliminary or final Pricing Supplement or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Agent through the Purchasing Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have.

      (b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Agent, but only with reference to written information relating to such Agent furnished to the Company or the Guarantor by or on behalf of such Agent through the Purchasing Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Agent may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

      (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Guarantor and one or more of the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Agents on the other from the offering of the Notes; provided, however, that in no case shall (i) any Agent (except as may be provided in any agreement among Agents relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Agents shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth in the Pricing Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Agent shall have the same rights to contribution as such Agent, and each person who controls the Company or the Guarantor, as applicable, within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor, as applicable, who shall have signed the Registration Statement and each director of the Company or the Guarantor, as applicable, shall have the same rights to contribution as the Company or the Guarantor, as applicable, subject in each case to the applicable terms and conditions of this paragraph
(d).

            7. Termination. This Agreement will continue in effect until terminated as provided in this Section 7. This Agreement may be terminated by either the Company and the Guarantor as to any Agent, or by any Agent, insofar as this Agreement relates to such Agent, by giving written notice of such termination to such Agent or the Company and the Guarantor, as the case may be. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such Agreement shall not require termination of this Agreement. If this Agreement is terminated, neither the Company and the Guarantor, on the one hand, nor any Agent, on the other hand, shall have any liability to each other, except
(i) as provided in the fourth paragraph of Section 2(a), clause 3 of Section 4(A)(b), the last proviso of Section 4(A)(c), and Sections 4(A)(i), 6, 8 and 11,
(ii) that the Company or, failing which, the Guarantor, shall reimburse the Agents, through the Purchasing Agent, for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by them in connection with any proposed but not completed purchase and sale of Notes, and (iii) that, if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser of the Note or Notes relating thereto has not occurred, the representations and warranties of the Company and the Guarantor stated in Section 2 and the Company's obligations under the Administrative Procedures, and in Sections 2(c), 4(A)(a), 4(A)(b), 4(A)(c), 4(A)(d), 4(A)(f), 4(A)(g), 4(A)(j), 4(A)(k), 4(A)(l), 4(A)(m), 4(A)(n),
and 5 shall also remain in full force and effect and not be terminated until the delivery of such Notes.

            8. Representations and Indemnities to Survive. With respect to any Agent's solicitation of offers to purchase Notes or the Purchasing Agent's obligation to purchase Notes pursuant to any Terms Agreement or any Agent's commitment to purchase Notes from the

Purchasing Agent, the respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their officers and of any of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company, the Guarantor or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes for a period extending to the earlier of (i) three years from the corresponding Settlement Date for such Notes or (ii) the expiration of any applicable statute of limitations governing such solicitation or purchase of Notes.

            9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to an Agent, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to such Agent, at the address specified in Schedule I hereto; or, if sent to the Company, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to it at Citigroup Funding Inc., 388 Greenwich Street, 38th Floor, New York, New York 10013, Attention: Assistant Treasurer (fax no: (212) 816-3619); and if sent to the Guarantor, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to it at Citigroup Inc., 425 Park Avenue, New York, New York 10043, Attention: General Counsel, Finance and Capital Markets.

            10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof. Nothing expressed or implied in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof except to the extent provided for in Section 5 hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase. This Agreement and the rights and obligations of any of you hereunder may not be assigned without the prior written consent of the Company and the Guarantor.

            11. Waivers. Neither any failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement (singly and collectively referred to as a "Right") shall operate as a waiver of such Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of any Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of any Right with respect to any other occurrence.

            12. No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Guarantor, on the one hand, and the Agents and any affiliate through which it may be acting, on the other, (ii) the Agents are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (iii) the

Company's engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company or the Guarantor on related or other matters). The Company and the Guarantor agree that they will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

            13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Agents, or any of them, with respect to the subject matter hereof.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and you.

                               Very truly yours,


                               CITIGROUP FUNDING INC.


                               By:   /s/ Mark Handsman
                                     -------------------------------------------
                                     Name:   Mark Handsman
                                     Title:  Executive Vice President


                               CITIGROUP INC.


                               By:   /s/ Charles E. Wainhouse
                                     -------------------------------------------
                                     Name:   Charles E. Wainhouse
                                     Title:  Assistant Treasurer





The foregoing Agreement is hereby confirmed and accepted as of the date hereof:


CITIGROUP GLOBAL MARKETS INC.


By:  /s/ Jack D. McSpadden
     ---------------------------------
     Name:  Jack D. McSpadden
     Title: Managing Director


A.G. EDWARDS & SONS, INC.


By:  /s/ Joyce P. Opinsky
     ---------------------------------
     Name:  Joyce P. Opinsky
     Title: Vice President

EDWARD D. JONES & CO., L.P.


By:  /s/ Lawrence E. Thomas
     ---------------------------------
     Name:  Lawrence E. Thomas
     Title: Principal


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:  /s/ Diane Kenna
     ---------------------------------
     Name:  Diane Kenna
     Title: Authorized Signatory


MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Michael Fusco
     ---------------------------------
     Name:  Michael Fusco
     Title: Executive Director


UBS FINANCIAL SERVICES INC.


By:  /s/ Karen A. Rockey
     ---------------------------------
     Name:  Karen Rockey
     Title: Senior Vice President


UBS FINANCIAL SERVICES INC.


By:  /s/ James LeBlanc
     ---------------------------------
     Name:  James LeBlanc
     Title: Senior Vice President


WACHOVIA SECURITIES, LLC


By:  /s/ George J. Curci
     ---------------------------------
     Name:  George J. Curci
     Title: Sr. VP

                                                                      SCHEDULE I

                            AGENT CONTACT INFORMATION


Citigroup Global Markets Inc.
388 Greenwich Street, 35th Floor
New York, NY  10013
Attention:  Jack McSpadden
Telephone: (212) 816-4521
Facsimile: (212) 816-0910
E-Mail: jack.d.mcspadden@citigroup.com

A.G. Edwards & Sons, Inc.
1 North Jefferson Avenue
St. Louis, MO  63103
Attention:  Joyce Opinsky
Telephone: (314) 955-4098
Facsimile: (314) 955-5989
E-Mail: opinskyj@agedwards.com

Edward D. Jones & Co., L.P.
Corporate Bond Department
12555 Manchester Road
St. Louis, MO 63131
Attention: David Lee
Telephone: (314) 515-5116
Facsimile: (314) 515-3502
E-Mail: david.lee@edwardjones.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, Floor 15
New York, NY  10080
Attention:  Transaction Management Group
Telephone: (212) 449-7476
Facsimile: (212) 449-2234
E-Mail: scott_primrose@ml.com

Morgan Stanley & Co. Incorporated
1585 Broadway, 4th Floor
New York, NY  10036
Attention:  Greg Hamwi
Telephone: (212) 761-2206
Facsimile: (212) 507-2460
E-Mail: greg.hamwi@morganstanley.com
with a copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway, 4th Floor
New York, NY  10036
Attention: Financing Services Group
Telephone: (212) 761-1890
Facsimile: (212) 202-9159

UBS Financial Services Inc.
800 Harbor Blvd.
Weehawken, NJ 07086-6791
Attention: Corporate Desk
Telephone: (201) 352-7150
Facsimile: (201) 352-6900
E-Mail: james.Leblanc@ubs.com

with a copy to:

UBS Financial Services Inc.
800 Harbor Blvd.
Weehawken, NJ 07086-6791
Attention: Karen Rockey
Telephone: (201) 352-7796
Facsimile: (201) 617-8456
E-Mail: Karen.rockey@ubs.com

Wachovia Securities, LLC
901 E. Byrd Street
Richmond, VA 23219-4069
Attention: George Curci
Telephone: (804) 868-2205
Facsimile: (804) 782-3773
E-Mail: george.curci@wachoviasec.com

with a copy to:

Wachovia Securities, LLC
901 E. Byrd Street
Richmond, VA 23219-4069
Attention: Craig Noble
Telephone: (804) 868-2201
Facsimile: (804) 782-3773
E-Mail: craig.noble@wachoviasec.com

                                                                     SCHEDULE II

                             SCHEDULE OF COMMISSIONS

The following commissions are payable as a percentage of the non-discounted public offering price of each note sold through the Purchasing Agent.

Term of Note                              Commission Rate
------------                              ---------------
One Year                                         0.20%
Two Years                                        0.40%
Three Years                                      0.60%
Five Years                                       1.00%
Seven Years                                      1.25%
Ten Years                                        1.50%
Fifteen Years                                    2.00%
Twenty Years                                     2.50%
Twenty-five Years                                2.50%
Thirty Years                                     2.50%

                                                                       EXHIBIT A


                             CITIGROUP FUNDING INC.

          Retail Medium-Term Notes, Series F Administrative Procedures

                                 April 13, 2006


            The Retail Medium-Term Notes, Series F (the "Notes") of Citigroup Funding Inc. (the "Company"), the payments due under which are fully and unconditionally guaranteed (the "Guarantees") by Citigroup Inc. (the "Guarantor"), are to be offered on a continuing basis. Citigroup Global Markets Inc. (the "Purchasing Agent"), A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Financial Services Inc., Wachovia Securities, LLC, each as agents (collectively, the "Agents") have agreed to solicit purchases of Notes issued in fully registered form. No Agent will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Global Selling Agency Agreement among the Company, the Guarantor and the agents named therein (including the Agents) dated the date hereof (the "Agency Agreement") and one or more terms agreement substantially in the form attached as Exhibit B to the Agency Agreement (each a "Terms Agreement"). The Notes have been registered with the Securities and Exchange Commission (the "Commission"). JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), is the trustee under the Indenture, dated as of June 1, 2005, under which the Notes will be issued (the "Indenture"). The Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company. The Guarantees will constitute part of the senior debt of the Guarantor and will rank equally with all other unsecured and unsubordinated debt of the Guarantor.

            The Agency Agreement provides that whenever the Company determines from time to time to sell Notes pursuant to the Agency Agreement, it will enter into a Terms Agreement relating to such sale between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the "Selected Dealers") each of whom will purchase as principal. Each Agent or participating Selected Dealer will then resell the Notes directly to its customers pursuant to a Master Selected Dealer Agreement attached as Exhibit J to the Agency Agreement.

            Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in book-entry form (each, a "Book-Entry Note") and will be represented by a fully registered master global note certificate (the "Master Global Note"). The Master Global Note shall be in a form approved by the Company, the Agents, The Depository Trust Company ("DTC") and the Trustee. Prior to the issuance of any Notes, the Trustee shall authenticate the Master Global Note and the DTC Agent (as defined below) will hold it as custodian for DTC. Except under the limited circumstances described in the Indenture, beneficial owners of Book-Entry Notes will not be entitled to receive a certificate representing such Notes.

            The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their settlement. The term "Trustee" as used in these procedures means the Trustee and any other agents appointed by the Trustee or the Company.

            Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth below, as adjusted in accordance with changes in DTC's operating requirements. Unless otherwise defined herein, terms defined in the Indenture, the Agency Agreement, the Notes or the Prospectus Supplement or the Pricing Supplement relating to the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

                       Administrative Procedures for Notes

            In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Citibank, N.A. (the "DTC Agent") will perform the custodial, document control and administrative functions described below. Citibank, N.A. will perform such functions in accordance with its respective obligations under a Bring-Down Letter of Representations from the Company and Citibank, N.A. to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between Citibank, N.A. and DTC, dated as of October 31, 1988 and as amended to date, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:              All Book-Entry Notes will be represented initially by a
                       single Master Global Note in fully registered form without coupons. The Master Global Note will be dated and issued as of the date of its authentication by the DTC
                       Agent. The Master Global Note will not represent any Note in certificated form.

Identification         The Company has arranged with the CUSIP Service Bureau
Numbers:               of Standard & Poor's Ratings Services (the "CUSIP
                       Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The DTC Agent will assign
                       CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure "B". DTC will notify the CUSIP
                       Service Bureau periodically of the CUSIP numbers that the DTC Agent has assigned to Book-Entry Notes. The DTC
                       Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the DTC Agent, as needed, and to DTC.

Registration:          The Master Global Note will be registered in the name of
                       CEDE & CO., as nominee for DTC, on the securities register for the Notes (the "Securities Register") maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:             Transfers of interests in a Book-Entry Note will be
                       accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Consolidation and      The DTC Agent may deliver to DTC and the CUSIP Service
Exchanges:             Bureau at any time a written notice of consolidation (a
                       copy of which shall be maintained in the records of the DTC Agent described below) specifying (i) the CUSIP numbers of two or more outstanding Book-Entry Notes that have the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes shall be consolidated, and (iii) a new CUSIP number to be assigned to such consolidated
                       Book-Entry Notes. Upon receipt of such a notice, DTC will send to its Participants (including the DTC Agent) a written reorganization notice to the effect that such consolidation will occur on such date. Prior to the specified consolidation date, the DTC Agent will deliver to the CUSIP Service Bureau a written notice setting forth such consolidation date and such new CUSIP number and stating that, as of such consolidation date, the CUSIP numbers of the Book-Entry Notes to be consolidated will no longer be valid. On the specified consolidation date, the DTC Agent will consolidate on its records such Book-Entry Notes as a single Book-Entry Note bearing the new CUSIP number and dated the last Interest Payment Date to which interest has been paid on the underlying Book-Entry Notes, and the CUSIP numbers of the consolidated Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Maturities:            Each Note will mature on a date (the "Maturity Date")
                       nine months or more after the issue date for such Note, except in the case of indexed Notes, for which the maturity may be shorter. A Floating Rate Note will mature only on an Interest Payment Date for such Note.

Denominations:         Unless otherwise agreed to by the Company, the Notes
                       will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Notice of Redemption   The DTC Agent will give notice to DTC prior to each
Dates:                 Redemption Date (as specified in the Note) if any at the
                       time and in the manner set forth in the Letter.

Interest:              General.  Unless otherwise indicated in the applicable
                       Pricing Supplement, interest, if any, on each Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue, if different than the Original Issue Date) of such Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period and will be calculated and paid in the manner and on the Interest Payment Dates described in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Each payment of interest on a Note will include interest accrued to but excluding the Interest Payment Date;
                       provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to but excluding the next preceding
                       Regular Record Date, except that at stated Maturity, the interest payable will include interest accrued to, but excluding, the Maturity Date.

                       The Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note shall be the dates specified in the applicable Pricing Supplement.

                       Standard & Poor's Ratings Services will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Ratings Services.

                       Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semiannually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions of the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                       Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Fixed Rate Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Fixed Rate Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Fixed Rate Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Fixed Rate Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

                       The Interest Payment Dates for a Floating Rate Note will be the dates specified in the applicable Pricing Supplement.

                       The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Business Day:          "Business Day" means, unless otherwise specified in the
                       applicable Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York and (2) not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

Payments of Principal  Payment of Interest Only.  Promptly after each Regular
and Interest:          Record Date, the DTC Agent will deliver to the Company
                       and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment
                       Date by reference to the appropriate daily bond reports published by Standard & Poor's Ratings Services. The
                       Company will pay to the DTC Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the DTC Agent will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a
                       Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business
                       Day and no interest shall accrue as a result of such delayed payment.

                       Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, the DTC Agent will deliver to the Company, DTC and the DTC Agent a written list of principal and interest to be paid on each Book-Entry Note maturing either on a Maturity Date or on a Redemption Date in the following month. The DTC Agent, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each Book-Entry Note on or about the fifth Business Day preceding the Maturity Date or Redemption Date of such Book-Entry Note. On or before such Maturity or Redemption, the Company will pay to the DTC Agent the principal amount of such Book-Entry Note, together with interest due on such Maturity Date. The DTC Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or Redemption Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date or on the Redemption Date of such Book-Entry Note, the DTC Agent will cancel such Book-Entry Note in accordance with the provisions of the Indenture and record an appropriate debit advice on the Master Global Note.

                       Manner of Payment. The total amount of any principal and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity or upon redemption shall be paid by the Company to the

                       DTC Agent in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Book-Entry Notes by instructing the DTC Agent to withdraw funds from an account maintained by the Company with the DTC Agent. The Company will confirm any such instructions in writing to such DTC Agent. Prior to 10:00 A.M. (New York City time) on the Maturity Date or as soon as possible thereafter, such DTC Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Book-Entry Note on such Maturity Date or Redemption Date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in same day funds, in accordance with existing arrangements between the DTC Agent and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes are recorded in the book-entry system maintained by DTC. None of the Company, the Guarantor or the DTC Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                       Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon        Company Notice to DTC Agent regarding Company's Exercise
Company Notice         of Optional Redemption. At least 60 days prior to the
regarding Company's    date on which it intends to redeem any Book-Entry Note,
Exercise of Optional   the Company will notify the DTC Agent (with a copy to the
Redemption:            Trustee) that it is exercising such option with respect
                       to such Book-Entry Note on such date.

                       DTC Agent Notice to DTC regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem any Book-Entry Note, the DTC Agent will, at least 30 days before the redemption date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                       Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with the DTC Agent an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof that are to be repaid on such redemption date. The DTC Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal  DTC Agent Notice to Company of Option to be Repaid.
and Interest Upon      Upon receipt of notice of exercise of the option for
Exercise of Optional   repayment, the DTC Agent shall give notice to the
Repayment:             Company (with a copy of such notice to the Trustee) not
                       less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Book-Entry Notes to be repaid on such Optional
                       Repayment Date.

                       Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with the DTC Agent an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry Notes or portions thereof which are to be repaid on such date. The DTC Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate     The Company and the Purchasing Agent will discuss from
Setting and Posting:   time to time the aggregate principal amount of, the
                       issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders to purchase (the setting of such prices and rates to be referred to herein as "Posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

                       The DTC Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company, the Trustee and the Purchasing Agent of said assignment by telephone and/or by telecopier or by other electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:     In the event that there is a Posting, the Purchasing
                       Agent will communicate to each of the Agents and Selected Dealers the relevant terms of, including the Maturities of and the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and Selected Dealers, will solicit offers to purchase the Note accordingly.

Purchase of Notes by   The Purchasing Agent will no later than 12:00 noon (New
Purchasing Agent:      the York City time) on the seventh day subsequent to the
                       day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Day"), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing
                       Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and         Unless otherwise instructed by the Company, the
Rejection of Orders:   Purchasing Agent will advise the Company promptly by
                       telephone or by other electronic transmission of all orders to purchase Notes received by each Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such orders in whole or in part.

                       Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation of         If any order to purchase a Book-Entry Note is accepted
Pricing Supplement:    by or on behalf of the Company, the Company will prepare
                       a pricing supplement (substantially in the form attached to the Agency Agreement as Exhibit E, each a "Pricing
                       Supplement") reflecting the terms of such Book-Entry
                       Note, will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, will deliver such number of copies thereof to the Agent as the Agent shall request and will, on the Agent's behalf, file such Pricing
                       Supplement with the National Association of Securities
                       Dealers, Inc. (the "NASD"). The Company shall use its reasonable best efforts to send such Pricing Supplement by email or facsimile to the Purchasing Agent and the Trustee by 3:00 P.M. (New York City time) on the applicable Trade Date. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Date) to each Agent (or Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

                       If to A.G. Edwards & Sons, Inc., to:
                       1 North Jefferson Avenue
                       St. Louis, MO  63103
                       Attention:  Joyce Opinsky
                       Telephone: (314) 955-4098
                       Facsimile: (314) 955-5989
                       E-Mail: opinskyj@agedwards.com

                       If to Edward D. Jones & Co., L.P., to:
                       Corporate Board Department
                       12555 Manchester Road
                       St. Louis, MO  63131
                       Attention: David Lee
                       Telephone: (314) 515-5116
                       Facsimile: (314) 515-3502
                       E-Mail: david.lee@edwardjones.com

                       If to Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated, to:
                       Merrill Lynch & Co.
                       Merrill Lynch Production Technologies
                       4 Corporate Place
                       Piscataway, NJ  08854
                       Attention: Diane Walker
                       Telephone: (732) 878-6536
                       Facsimile: (732) 878-6481
                       E-Mail: mtnsuppl@na2.us.ml.com

                       If to Morgan Stanley & Co. Incorporated, to:
                       1585 Broadway, 4th Floor
                       New York, NY  10036
                       Attention: Greg Hamwi
                       Telephone: (212) 761-2206
                       Facsimile: (212) 507-2460
                       E-Mail: greg.hamwi@morganstanley.com

                       with a copy to:

                       ADP
                       1155 Long Island Avenue
                       Edgewood, NY 11717
                       Attn: Morgan Stanley Prospectuses

                       If to UBS Financial Services Inc
                       800 Harbor Blvd.
                       Weehawken, NJ  07086-6791

                       Attention: Corporate Desk
                       Telephone: (201) 352-7150
                       Facsimile: (201) 352-6900
                       E-Mail: james.leblanc@ubs.com

                       If to Wachovia Securities, LLC, to:
                       901 E. Byrd Street
                       Richmond, VA 23219-4069
                       Attention: George Curci
                       Telephone: (804) 868-2205
                       Facsimile: (804) 782-3773
                       E-Mail: george.curci@wachoviasec.com

                       with a copy to:

                       Wachovia Securities, LLC
                       901 E. Byrd Street
                       Richmond, VA 23219-4069
                       Attention: Craig Noble
                       Telephone: (804) 868-2201
                       Facsimile: (804) 782-3773
                       E-Mail: craig.noble@wachoviasec.com

                       If to the Trustee, to:
                       JPMorgan Chase Bank, N.A.
                       4 New York Plaza, 15th Floor
                       New York, NY  10004
                       Attention:  James Heaney
                       Telephone: (212) 623-5395
                       Facsimile: (212) 623-6274
                       E-Mail: jim.heaney@jpmorgan.com

                       Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Agency Agreement and the Master Selected Dealer Agreement will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer or otherwise will comply with the requirements of Rule 173(a) under the Securities Act.

                       Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Suspension of          Subject to the representations, warranties and covenants
Solicitation;          of the Company and the Guarantor contained in the Agency
Amendment or           Agreement, the Company may instruct the Agents to
Supplement:            suspend at any time, for any period of time or
                       permanently, the solicitation of orders to purchase
                       Notes. Upon receipt of such instructions, each Agent will forthwith suspend solicitation until such time as the Company has advised it that such solicitation may be resumed.

                       In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents, the Trustee and the DTC Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement (or the notice provided for in Rule 173(a) under the Securities Act, if applicable), may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may not be so delivered.

Delivery of            A copy of the Prospectus and a Pricing Supplement
Prospectus:            relating to a Note must accompany or precede the
                       earliest of any written offer of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Notes is received by an Agent or Selected Dealer between the time an order for a Note is placed and the time written confirmation thereof is sent by the Agent or Selected Dealer to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Unless the Agents or Selected
                       Dealers comply with the requirements of Rule 173(a) under the Securities Act, each Agent or Selected Dealer will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it. Unless the Company complies with the requirements of Rule 173(a) under the Securities Act, the Company will make such delivery if such Note is sold directly by the Company to a purchaser (other than an Agent or Selected Dealer).

Confirmation:          For each order to purchase a Note solicited by an Agent
                       and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation, which confirmation may be delivered by facsimile or other electronic transmission, to each Agent or Selected
                       Dealer, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

                       In addition, unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the Securities Act, if available, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Notes.

Settlement:

                        The receipt by the Company of immediately available funds in payment for a Note and the entry by the DTC Agent of an SDFS deliver order through DTC's Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchaser of such Note, shall constitute "settlement" with respect to such Note, and the date of such settlement, the "Settlement Date." All orders accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the Purchasing Agent agree to settlement on another day which shall be no earlier than the Business Day succeeding the date of sale. In all cases, the Company will notify the Trustee and the DTC Agent on the date issuance instructions are given.


Settlement              Unless otherwise specified in the applicable Terms
Procedures:             Agreement, Settlement Procedures with regard to each
                        Book-Entry Note sold by the Company through the Agents shall be as follows:


                        A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other electronic transmission:

                             1.  Principal amount of the purchase.

                             2.  Stated Maturity.

                             3. In the case of a Fixed Rate Note, the interest rate and redemption and repayment provisions (if any) or, in the case of a Floating Rate Note, the Base Rate, Initial Interest Rate (if known at such time), Interest Reset Period, Interest Reset Dates, Spread and/or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and redemption and repayment provisions (if any).

                             4. Interest Payment Dates and the Interest Payment Period.

                             5.  Settlement Date and Issue Date, if different.

                             6.  Trade Date.


                             7. Purchasing Agent's commission, determined as provided in the Agency Agreement.

                             8.  Net proceeds to the Company.

                             9.  Price to Public.

                             10. If a Note is redeemable by the Company or
                                 repayable by the Noteholder, such of the following as are applicable:

                                 (i) The date on and after which such Note may be redeemed/repaid (the "Redemption/ Repayment Commencement Date"),

                                 (ii) Initial redemption/repayment price (% of par), and

                                 (iii) Amount (% of par) that the initial
                                       redemption/repayment price shall decline
                                       (but not below par) on each anniversary
                                       of the Redemption/Repayment Commencement
                                       Date.


                             11. Whether the Note has a Survivor's Option.

                             12. Whether the Note is an OID Note and, if so, the
                                 total amount of OID, the yield to maturity and the initial accrual period OID.

                             13. DTC Participant Number of the institution
                                 through which the customer will hold the beneficial interest in the Book-Entry Note.

                             14. Any other terms necessary to describe the
                                 Book-Entry Note.

                        B. The Company will advise the DTC Agent and the Purchasing Agent by telephone (confirmed in writing at any time on the same date), written telecommunication or other electronic transmission of the information set forth in Settlement Procedure "A" above. Each such communication by the Company shall constitute a representation and warranty by the Company to the DTC Agent, the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note will conform with the terms of the Indenture for such Note; and (iii) upon issuance of such Book-Entry Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the

                             Company. The DTC Agent will then assign a CUSIP number to the Book-Entry Note and notify the Purchasing Agent and the Company by telephone (confirmed in writing at any time on the same date), written telecommunication or other electronic transmission of such CUSIP number as soon as practicable.

                        C. The DTC Agent will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC, Standard & Poor's Ratings Services, Interactive Data Corporation, the Agents and, upon request, the
                             Trustee:

                             1.  The information set forth in Settlement
                                 Procedure "A".

                             2.  Identification as a Fixed Rate Note or a
                                 Floating Rate Note.

                             3. The Initial Interest Payment Date for such Note, number of days by which such date succeeds the related Regular Record Date and the amount of interest payable on such Initial Interest Payment Date.

                             4.  The Interest Payment Period.

                             5.  The CUSIP number of the Book-Entry Note
                                 representing such Notes.

                             6. The participant account numbers maintained by DTC on behalf of the Trustee and the Purchasing Agent.

                             7. Whether such Book-Entry Note will represent any other Notes (to the extent known at such time).

                        D. The DTC Agent will complete the Master Global Note as it relates to such Note by filing the applicable Pricing Supplement relating to such Note in the records maintained by it, which records, taken with the Master Global Note, shall evidence such Note.

                        E. DTC will credit such Note to the DTC Agent's participant account at DTC.

                        F. The DTC Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the DTC Agent's participant account and credit such Note to the Purchasing Agent's participant account and (ii) debit the Purchasing Agent's settlement account and credit the DTC Agent's settlement account for an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the DTC Agent to DTC that (i) the Master Global Note representing such Note has been issued and authenticated and (ii) the DTC Agent is holding such Master Global Note pursuant to the Medium Term Note Certificate Agreement between the DTC Agent and DTC.

                        G. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Agents with respect to such Note and (ii) to debit the settlement accounts of such Agents and credit the settlement account of the Purchasing Agent for an amount equal to the price of such Note.

                        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.


                        I. The DTC Agent will, upon receipt of funds from the Purchasing Agent in accordance with Settlement Procedure "F", credit to an account of the Company maintained at the DTC Agent funds available for immediate use in the amount transferred to the DTC Agent in accordance with Settlement Procedure "F".

                       J. Each Agent and participating Selected Dealer will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser. In all cases, the Prospectus as most recently amended or supplemented must accompany or precede such confirmation or Rule 173(a) under the Securities Act must be complied with, if available.

                        K. Monthly, the DTC Agent will send to the Company a statement setting forth the principal amount of Registered Notes outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised the DTC Agent but which have not yet been settled.

Settlement Procedures   For sales by the Company of Notes solicited by the
Timetable:              Agents and accepted by the Company for settlement,
                        Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:



                          Settlement
                           Procedure                    Time
                           ---------         ---------------------------

                               A             4:00 P.M. on the trade date
                               B             5:00 P.M. on the trade date
                               C             2:00 P.M. on the day before
                                             settlement
                               D             9:00 A.M. on settlement date
                               E             10:00 A.M. on settlement date
                              F-G            2:00 P.M. on settlement date
                               H             4:45 P.M. on settlement date
                              I-J            5:00 P.M. on settlement date
                               K             Monthly or at the request of the
                                             Company


                        Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                        If settlement of a Book-Entry Note is rescheduled or canceled, the DTC Agent, after receiving notice from the Company or the Purchasing Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.



Failure to Settle:      If settlement of a Book-Entry Note is rescheduled and
                        the DTC Agent for such Note has not entered an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "F", after receiving notice from the Company or the Purchasing Agent, the DTC Agent shall deliver to DTC, through DTC's Participant Terminal
                        System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to such DTC Agent's participant account. DTC will process the withdrawal message, provided that the DTC Agent's participant account contains a principal amount of Notes that are at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to the Notes represented by a Book-Entry Note, the DTC Agent will mark the Pricing Supplement in its records relating to such Book-Entry Note "cancelled", make appropriate entries in the DTC Agent's records and record an appropriate debit advice on the Master Global Note. The
                        CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

                        If the purchase price for any Note is not timely paid to any relevant Participant with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participant and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the DTC Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the relevant Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse such Agent for the loss of the use of the funds during the period when they were credited to the account of the Company. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes to have been represented by a Book-Entry Note, the DTC Agent will provide, in accordance with Settlement Procedures "D".

Procedure for Rate      Each time after a Posting, if a decision has been
Changes:                reached to change the interest rates of the Notes
                        subject to such Posting, the Company will promptly advise the Purchasing Agent, which will in turn promptly advise the other Agents; and the Agents will forthwith suspend solicitation of offers to purchase Notes at the prior rates. The Purchasing Agent may telephone the Company with recommendations as to the changed interest rates.

The DTC Agent Not to    Nothing herein shall be deemed to require the DTC Agent
Risk Funds:             to risk or expend its own funds in connection with any
                        payment to the Company, DTC, the Agents or the purchasers, it being understood by all parties that payments made by the DTC Agent to the Company, DTC, the Agents or the purchasers shall be made only to the extent that funds are provided to the DTC Agent for such purpose.

Advertising Costs:      The Company shall have the sole right to approve the
                        form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

                                                                       EXHIBIT B

                             FORM OF TERMS AGREEMENT

Citigroup Funding Inc.
388 Greenwich Street, 38th Floor
New York, NY  10013
Attention:  Assistant Treasurer

Subject in all respects to the terms and conditions contained in the Global Selling Agency Agreement dated April 13, 2006 (the "Agency Agreement"), among Citigroup Funding Inc. (the "Company"), Citigroup Inc. (the "Guarantor"), Citigroup Global Markets Inc. (the "Purchasing Agent") and the additional Agents named therein, the undersigned agrees to purchase the following aggregate principal amount of the Company's Retail Medium-Term Notes, Series F (the "Notes"), which Notes are fully and unconditionally guaranteed by the Guarantor:


Principal Amount:  $                              CUSIP Number:
Purchaser:  Citigroup Global Markets Inc.         Original Issue Date:
                                                  Stated Maturity:
Interest Rate:  [ ] Fixed    %
                [ ] Floating (see below)
Reoffering Price:  100% of Principal Amount
Interest Payment Dates:                           Accrue to Pay: [ ] Yes  [ ] No
Interest Reset Period or Interest Reset Dates:

Survivor's Option:  [ ] Yes  [ ] No

Base Rate: [ ] CD Rate [ ] Commercial Paper Rate [ ] Federal Funds Rate [ ] LIBOR Telerate

[ ] LIBOR Reuters [ ] Treasury Rate [ ] Treasury Rate Constant Maturity [ ] Prime Rate

[ ] Indexed Interest Rate (see attached)

Spread Multiplier:                                Spread (+/-):

Spread Reset: The Spread or Spread Multiplier may not be changed prior to Stated Maturity.

Index Maturity:

Maximum Interest Rate:                            Minimum Interest Rate:


Optional Redemption: [ ] Yes [ ] No
         Optional Redemption Dates:
         Optional Redemption Prices:

Optional Repayment: [ ] Yes [ ] No
         Optional Repayment Dates:
         Optional Repayment Prices:

Discount Note: [ ] Yes [ ] No
         Total Amount of OID:
         Yield to Maturity:

Settlement Date, Time and Place:

Requirements for delivery, if any, of opinions of counsel, certificates from the Company and the Guarantor or their respective officers or a letter from the Guarantor's independent registered public accountants:

Other terms:

            The provisions of the Global Selling Agency Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

Date:



CITIGROUP GLOBAL MARKETS INC.


By:
   ---------------------
   Name:
   Title:


Accepted:

CITIGROUP FUNDING INC.


By:
   ---------------------
   Name:
   Title:

                                                                       EXHIBIT C

                      FORM OF AGENT ACCESSION CONFIRMATION

[date]

To: [Name and address of new Agent]

Re:   Citigroup Funding Inc. Series F Retail Medium-Term Notes Program

Ladies and Gentlemen:

We refer to the Global Selling Agency Agreement dated April 13, 2006 (which agreement, as amended from time to time, is herein referred to as the "Agency Agreement") entered into in respect of the above Series F Retail Medium-Term Notes Program and hereby acknowledge receipt of your Agent Accession Letter to us dated [date].

In accordance with Section 2(d) of the Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and a Agent under, the Agency Agreement, vested with all the authority, rights and powers, and subject to all the duties and obligations of an Agent as if originally named as such under the Agency Agreement.

Yours faithfully,

CITIGROUP FUNDING INC.



By:
   ---------------------------------
     Name:
     Title:


cc:   DTC Agent
      Trustee
      Existing Agents
      Guarantor

                                                                       EXHIBIT D

                         FORM OF AGENT ACCESSION LETTER

[date]

To:   Citigroup Funding Inc.
      388 Greenwich Street, 38th Floor
      New York, New York 10013
      Attention:  Assistant Treasurer

Re:   Citigroup Funding Inc.  Series F Retail Medium-Term Notes Program

Ladies and Gentlemen:

We refer to the Global Selling Agency Agreement dated April 13, 2006, entered into in respect of the above Series C Retail Medium-Term Note Program and made among Citigroup Funding Inc. (the "Company"), Citigroup Inc. (the "Guarantor"), Citigroup Global Markets Inc. (the "Purchasing Agent") and the other Agents party thereto (which agreement, as amended from time to time, is herein referred to as the "Agency Agreement").

We confirm that we are in receipt of the documents referenced below (except to the extent we have waived delivery of such documents):

 --   a copy of the Agency Agreement;

 --   a copy of all documents referred to in Section 5 of the Agency
      Agreement; and

 -- a letter in a form approved by ourselves from each of the legal advisers referred to in Section 5 of the Agency Agreement addressed to ourselves and giving us the full benefit of the existing legal opinions as of the date of such existing legal opinions, and have found them to our satisfaction.

For the purposes of Section 9 of the Agency Agreement our notice details are as follows: (insert name, address, telephone, facsimile and attention).

In consideration of the Company appointing us as an Agent under the Agency Agreement, we hereby undertake, for the benefit of the Company, the Guarantor and each of the other Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under or pursuant to the Agency Agreement. We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Notes.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,


[Name of new Agent]


By:
   -------------------------
   Name:
   Title:


cc:DTC Agent
   Trustee
   Existing Agents
   Guarantor

                                                                       EXHIBIT E

                           FORM OF PRICING SUPPLEMENT
                                (Fixed Rate Note)

Pricing Supplement No.
Pricing Supplement Dated:
Rule 424(b)(3)
File Nos. 333-132370, 333-132370-01


(To Prospectus Supplement Dated April 13, 2006 and Prospectus Dated March 10,
2006)

                             Citigroup Funding Inc.
                       Retail Medium-Term Notes, Series F
                    Payments Due from Citigroup Funding, Inc.
             Fully and Unconditionally Guaranteed by Citigroup Inc.

Trade Date:       '
Original Issue Date:
Lead Agent: Citigroup Global Markets Inc.
Agents:
CUSIP:
Aggregate Principal Amount:    $
Price to Public:   %
Concession:          %
Net Proceeds to Issuer:  $


Interest Rate:    %
Interest Payment Frequency:
First Interest Payment Date:
Stated Maturity:
Calculation Agent:
Survivor's Option:  Yes/No
Product Ranking:
Form of Note:  Global/Book-Entry Only
Redemption Information:
Other Terms:

                           FORM OF PRICING SUPPLEMENT
                              (Floating Rate Note)

Pricing Supplement No.
Pricing Supplement Dated:
Rule 424(b)(3)
File Nos. 333-132370, 333-132370-01

(To Prospectus Supplement Dated April 13, 2006 and Prospectus Dated March 10,
2006)

                             Citigroup Funding Inc.
                      Retail Medium-Term Notes, Series F
                   Payments Due from Citigroup Funding Inc.
            Fully and Unconditionally Guaranteed by Citigroup Inc.


Trade Date:
Original Issue Date:
Lead Agent: Citigroup Global Markets Inc.
Agents:
CUSIP:
Aggregate Principal Amount:     %
Price to Public:    %
Concession:    $
Net Proceeds to Issuer:   $
Stated Maturity:
Authorized Denominations (if other than as set forth in the Prospectus Supplement):
Form of Note: Global/Book-Entry Only

Interest Payment Dates:
First Interest Payment Date:
Accrue to Pay: Yes/No
Initial Interest Rate:
Base Rate:
Indexed Interest Rate:
Calculation Agent:
Computation of Interest (if other than as set forth in the Prospectus
Supplement):
Interest Rest Dates:
Rate Determination Dates (if other than as set forth in the Prospectus Supplement):
Index Maturity:
Spread:
Spread Multiplier:
Maximum Interest Rate:
Minimum Interest Rate:

Survivor's Option: Yes/No

Product Ranking:
Optional Redemption: Yes/No
      Optional Redemption Dates:
      Redemption Prices:
      Redemption:

Optional Repayment: Yes/No
      Optional Repayment Dates:
      Optional Repayment Prices:

Discount Note: Yes/No
      Total Amount of OID:
      Bond Yield to Call:
      Bond Yield to Maturity:
      Yield to Maturity:

Other Terms:

                                                                  EXHIBITS F-I

               FORMS OF OPINIONS, CERTIFICATES AND COMFORT LETTERS

                                                                       EXHIBIT J

                        MASTER SELECTED DEALER AGREEMENT